UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report – July 2, 2008

CHEMOKINE THERAPEUTICS CORP.

(Exact name of registrant as specified in charter)

Delaware	000-51080	33-0921251
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1727 West Broadway, Suite 400 Vancouver, British Columbia	V6J 4S5
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (604) 738-6644

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. Other Events.

On July 2, 2008, Chemokine Therapeutics Corp. (the “Company”) issued a press release announcing that it has been granted U.S. Patent No’s 7,378,098.

A copy of the press release is attached as exhibit 99.1 to this Current Report on Form 8-K.

ITEM 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit
99.1	Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 2nd , 2008	Chemokine Therapeutics Corp., a Delaware corporation By: /s/ Walter Korz Walter Korz, President & Chief Executive Officer

Exhibit 99.1

FOR IMMEDIATE RELEASE	TSX: CTI & OTCBB: CHKT

CHEMOKINE THERAPEUTICS ANNOUNCES ISSUANCE OF U.S. PATENT

Vancouver, BC (July 2, 2008) - Chemokine Therapeutics Corp. (the “Company”) (TSX:CTI, OTCBB:CHKT), a biotechnology company developing chemokine-based therapies to treat cancer, blood disorders and vascular diseases, today announced that it has been granted U.S. Patent No. 7,378,098.

Patent No. 7,378,098 entitled “CXC Chemokine Receptor 4 Agonist Peptides” is related to treatment of patients in need of bone marrow or stem cell transplantation. This patent is based on evidence that treatment with SDF-1 chemokine analog prevents reduction of normal bone marrow stem cells and restores white blood cells, which reduce susceptibility to infections in cancer patients following chemotherapy treatment.

“This patent strengthens the foundation for our work with our drug candidate CTCE-0214, for hematogical support; mobilization of stem cells and white blood cells into circulation, which is currently in Phase I development” said Dr. Donald Wong, Vice President, Drug Development.

About Chemokine Therapeutics Corp. (TSX: CTI, OTCBB: CHKT)

Chemokine Therapeutics is a product-focused biotechnology company developing drug candidates in the field of chemokines.  Chemokines are a class of signaling proteins that play a critical role in the growth, differentiation, and maturation of cells necessary for fighting infection as well as tissue repair and regeneration.  Chemokines also have an important role in cancer metastasis and growth. Chemokine Therapeutics is a leader in research in the field of chemokines and has several products in various stages of development.

 For further information contact:

Chemokine Therapeutics Corp.

Mr. Don Evans

Vice President, Corporate Communications

Phone: (604) 738-6644 ext 22 or 1-888-822-0305 ext 22

Fax: (604) 738-6645

E-mail: devans@chemokine.net

Internet: www.chemokine.net